EXHIBIT 23.1



                         CONSENT OF COUNSEL


       We hereby consent to the use of our name as legal counsel in the Registration Statement filed on Form SB-2 pursuant to the Securities Act of 1933, as amended, by Greenway Technologies Corp.


LAW OFFICES OF WILLIAM G. HU


/s/ William G. Hu, Esq.
------------------------
Willam G. Hu

Forest Hills, New York
December 18, 2002